Exhibit 5.1

June 13 , 2022

Advaxis, Inc.

9 Deer Park Drive, Suite K-1

Monmouth Junction, New Jersey

Re:	Registration Statement on Form S-1 of Advaxis, Inc.

Ladies and Gentlemen:

We have acted as counsel to Advaxis, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-1 (File No. 333-264894) initially filed on May 12, 2022 (as amended thereafter, including by Pre-Effective Amendment No. 1 thereto filed on May 23, 2022 and Pre-Effective Amendment No. 2 thereto filed on June 13, 2022, the “Registration Statement”). The Registration Statement relates to the registration of the proposed offer and sale of a proposed maximum aggregate offering price of $25,000,000 of (A) shares of common stock, par value $0.001 per share (the “Common Stock” such shares of Common Stock, collectively, the “Shares”) and (B) warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”). The Shares and the Warrant Shares are collectively referred to as the “Securities.”

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions and minutes of the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates, written actions and minutes of the board of directors of the Company.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation, as amended to date (as so amended, the “Certificate of Incorporation”); (ii) the Bylaws of the Company (the “Bylaws”); (iii) the Registration Statement and the prospectus included therein (the “Prospectus”), (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement; (v) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters and (vi) the form of Warrants filed as an exhibit to the Registration Statement.

Morgan, Lewis & Bockius llp

1701 Market Street
Philadelphia, PA 19103-6241	+1.215.963.5000
United States	+1.215.963.5001

Advaxis, Inc.

June 13, 2022

We have assumed:

(i)	the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document;

(ii)	that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii)	that the specific terms of the sale of Securities will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware.

(iv)	that, at the time of each issuance and sale of the Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Securities.

This opinion is limited solely to the General Corporation Law of the State of Delaware. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Based on such examination and subject to the foregoing, we are of the opinion that (i) the Shares, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefore, in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company to the purchasers thereof against payment therefor as provided in the Registration Statement and the Prospectus, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (iii) the Warrant Shares, when issued and delivered by the Company upon exercise and payment of the exercise price of the Warrants, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinion regarding enforceability set forth in the foregoing paragraph is limited by bankruptcy, fraudulent conveyance, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP